EXHIBIT 10.41

RELEASE AND WAIVER OF CLAIMS
In consideration of the payments and other benefits set forth in Section 5.3 of the Amended and Restated Employment Agreement dated December 7, 2009, as amended effective June 20, 2014 (the “Employment Agreement”), to which this form is attached and due to the fact that I have been terminated without Cause as defined in the Employment Agreement, I, PATRICK HENRY, hereby furnish ENTROPIC COMMUNICATIONS, INC. (the “Company”), with the following release and waiver (“Release and Waiver”).
In exchange for the consideration provided to me by the Employment Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, Executives, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that the following specific claims (the “Retained Claims”) are not subject to the foregoing release: (i) my right to indemnification to the fullest extent provided for in the California Labor Code or other contractual right to indemnification; (ii) my right to any vested benefits available to me under any employee benefit plan; (iii) my rights as a stockholder in the Company; (iv) those rights under the Employment Agreement that survive the termination of my employment, including, without limitation, those rights set forth in Sections 5.3, 5.4, 5.5, 5.9, 5.11, 6, and 8; and (v) the obligations incurred by the parties under this Release and Waiver Agreement.
I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.
I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver, which period is extended pursuant to Section 5.6 of the Employment Agreement to forty-five (45) days from the effective date of the termination of my employment (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired unexercised and no benefits will be paid unless and until this Release and Waiver has become effective.
The spreadsheet attached hereto as Exhibit A contains a complete listing of all Equity Arrangements that are eligible for acceleration pursuant to Section 5.3(d) of the Employment Agreement. In the event of a qualifying Change of Control of the Company pursuant to Sections 5.5 and 5.4(d) of the Employment Agreement, the unvested balance of the Equity Arrangements shown on Exhibit A which are eligible for acceleration will be accelerated in accordance with the Employment Agreement.
The spreadsheet attached hereto as Exhibit B contains the calculation applicable to the determination of my eligibility for a Pro-Rata Bonus payment pursuant to Section 5.3(b) of the Employment Agreement.
Notwithstanding Section 4.4 of the Employment Agreement, the Company and I agree that I may retain the iPhone, iPad, and iMac computer (and related accessories) issued to me by the Company, provided that I must first i) deliver such items to the Company for purging and cleaning of all software licensed by the Company and all Company-related information and ii) pay the Company for the book value of each items the sum of $550.
This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized member of the Board of Directors of the Company.

Date:	11/10/2014	/S/ Patrick C Henry
PATRICK HENRY

ENTROPIC COMMUNICATIONS, INC.

Date:	November 11, 2014	/S/ Suzanne C. Zoumaras
BY: ___Suzanne C. Zoumaras_____________________

EXHIBIT A
Patrick Henry Calculation of Equity Acceleration

Name: Patrick Henry
Termination Date: Nov 10, 2014
ID #: 244331

Exercisable Options										Calculations
Number	Grant Date	Plan/ Type	Price ($)	Shares Granted	Shares Exercised	Shares Exercisable	Vesting Stop Date	Total Price ($)	Vesting End Date	Unvested Shares Subject to Acceleration	Acceleration (50% Shares Unvested)
00000089	December 21, 2005	2001/ISO	0.3250	307,692	307,692	0	November 10, 2014	0.00		0	0
NQ0505	December 21, 2005	2001/NQ	0.3250	107,693	107,693	0	November 10, 2014	0.00		0	0
NQ2047	April 11, 2014	2007/NQ	3.8600	240,000	0	0	November 10, 2014	0.00		240,000	120,000
NQ2019	April 12, 2013	2007/NQ	4.1100	240,000	0	90,000	November 10, 2014	369,900.00	November 10, 2015	150,000	75,000
NQ1987	April 13, 2012	2007/NQ	5.1000	240,000	0	150,000	November 10, 2014	765,000.00	November 10, 2015	90,000	45,000
NQ1677	April 13, 2011	2007/NQ	7.4500	315,000	0	275,625	November 10, 2014	2,053,406.25	November 10, 2015	39,375	19,688
00000090	October 18, 2006	2001/ISO	0.3250	100,000	100,000	0	November 10, 2014	0.00		0	0
00000091	October 18, 2006	2001/ISO	0.3250	100,000	100,000	0	November 10, 2014	0.00		0	0
00000092	May 17, 2007	2001/ISO	1.4950	66,889	66,889	0	November 10, 2014	0.00		0	0
NQ0501	May 17, 2007	2001/NQ	1.4950	240,802	0	240,802	November 10, 2014	359,998.99	November 10, 2015	0	0
RF0189	January 30, 2004	RFM/NQ	0.4284	4,672	4,672	0	November 10, 2014	0.00		0	0
00000088	September 12, 2003	2001/ISO	0.3250	1,122,116	1,122,116	0	November 10, 2014	0.00		0	0
NQ0504	September 12, 2003	2001/NQ	0.3250	62,499	62,499	0	November 10, 2014	0.00		0	0
NQ1130	May 21, 2009	2007/NQ	2.4100	250,000	0	250,000	November 10, 2014	602,500.00	November 10, 2015	0	0
XQ0528	May 15, 2009	2007/NQ	1.9900	266,667	0	266,667	November 10, 2014	530,667.33	November 10, 2015	0	0
NQ1375	April 8, 2010	2007/NQ	4.8600	400,000	0	400,000	November 10, 2014	1,944,000.00	November 10, 2015	0	0
		TOTALS		4,064,030	1,871,561	1,673,094		6,625,472.57		519,375	259,687.50
									TOTAL		259,687.00	Rounded down to nearest full share

Releasable Restricted Stock Awards
Number	Grant Date	Plan/ Type	Price ($)	Shares Granted	Shares Released	Shares Releasable	Shares That Are Subject to Cancellation
RS0246	April 13, 2012	2007/RSU	0	64,000	32,000	0	32,000			32,000	16,000
RS0110	April 13, 2011	2007/RSU	0	54,000	40,500	0	13,500			13,500	6,750
RS1909	April 11, 2014	2007/RSU	0	80,000	0	0	80,000			80,000	40,000
RS1135	April 12, 2013	2007/RSU	0	80,000	20,000	0	60,000			60,000	30,000
PS1938	May 14, 2014	2007/PSU	0	479,328	0	0	479,328			0	0	not subject to acceleration
TOTALS				757,328	92,500		664,828		TOTAL	185,500	92,750.00

									# Options & Shares Not Accelerated		352,438

EXHIBIT B
Calculation of Pro-Rata
2014 Bonus

Target Annual Bonus	100% of Base Salary
Base Salary	$500,000
Target Annual Bonus	$500,000

Metrics	Weighting	Threshold	Cap	2014 Annual Target (through Q3)	2014 Actual (through Q3)	Calculation	Exceeded Threshold
Annual Revenue	50%	80% of Target	100% of Target	187,000,000	149,033,233	79.7%	No
Operating Profit/Loss	50%	80% of Target	100% of Target	-28,000,000	-35,611,798	72.8%	No

Termination Date	November 10, 2014
Service Period	86.0%	314 day/365 days

Pro-Rata Bonus Payment Due:	$0